                                                                 Exhibit 23








                      CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statements (Form S-3 Numbers 33-57910 and 33-55803) of American General Finance Corporation and in the related Prospectuses of our report dated February 14, 1997, with respect to the consolidated financial statements and schedule of American General Finance Corporation and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 1996.



                                            ERNST & YOUNG, LLP

Indianapolis, Indiana
March 18, 1997